Exhibit 99

PRESS RELEASE

FOR IMMEDIATE RELEASE

Contact:	Walter Ida
(808) 946-1400

Territorial Bancorp Inc.

Declares Dividend

Honolulu, Hawaii, February 4, 2013 - Territorial Bancorp Inc. (NASDAQ: TBNK) (the “Company”), headquartered in Honolulu, Hawaii, the holding company parent of Territorial Savings Bank, announces that its Board of Directors has approved a quarterly cash dividend on its common stock of $0.12 per share. The dividend is expected to be paid on March 4, 2013 to stockholders of record as of February 18, 2013.

Allan Kitagawa, Chairman and Chief Executive Officer, said “This past year we were successful in increasing our residential mortgage loan production. Our staff was able to close a record number of mortgage loans. As a result, our loan portfolio grew despite a significant increase in prepayments of existing loans due to the drop in mortgage rates in 2012. We continue to improve shareholder returns by repurchasing stock and paying dividends. In December of 2012, because the future tax rate on dividends could have increased dramatically, we declared a special dividend of $0.10 per share. When added to our four quarterly dividends, we paid our shareholders a total of $0.54 per share during 2012. We felt that this was an opportunity to thank our shareholders who have supported us over the past three and one-half years. I am pleased to announce that because of our strong performance we will be paying a quarterly dividend of $0.12 per share.”

Forward-looking statements - this press release contains forward-looking statements, which can be identified by the use of words such as “estimate,” “project,” “believe,” “intend,” “anticipate,” “plan,” “seek,” “expect,” “will,” “may” and words of similar meaning. These forward-looking statements include, but are not limited to:

•	statements of our goals, intentions and expectations;

•	statements regarding our business plans, prospects, growth and operating strategies;

•	statements regarding the asset quality of our loan and investment portfolios; and

•	estimates of our risks and future costs and benefits.

These forward-looking statements are based on our current beliefs and expectations and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. We are under no duty to and do not take any obligation to update any forward-looking statements after the date of this release.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:

•	general economic conditions, either nationally, internationally or in our market areas, that are worse than expected;

•	competition among depository and other financial institutions;

•	inflation and changes in the interest rate environment that reduce our margins or reduce the fair value of financial instruments;

•	adverse changes in the securities markets;

•	changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory fees and capital requirements;

•	our ability to enter new markets successfully and capitalize on growth opportunities;

•	our ability to successfully integrate acquired entities, if any;

•	changes in consumer spending, borrowing and savings habits;

•

changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board, the Securities and Exchange Commission and the Public Company Accounting Oversight Board;

•	changes in our organization, compensation and benefit plans;

•	changes in our financial condition or results of operations that reduce capital available to pay dividends; and

•	changes in the financial condition or future prospects of issuers of securities that we own.

Because of these and a wide variety of other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements.